UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 10, 2025

Informatica Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40936 (Commission File Number)	61-1999534 (I.R.S. Employer Identification Number)
2100 Seaport Boulevard
Redwood City, California 94063
(650) 385-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INFA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 13, 2025, Informatica Inc. (the "Company") issued a press release reporting its results for the year ended December 31, 2024. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director.

On February 10, 2025, Brian Ruder submitted his resignation as a member of the Board of Directors (the “Board”) of Informatica Inc. (the “Company”), effective immediately. Mr. Ruder's resignation as a director was to focus on other commitments and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and the Board are grateful to Mr. Ruder for his many contributions to the Company.

(d) Appointment of Director.

On February 10, 2025, the Board appointed Alex Vander Linde as a director of the Company, effective immediately. Mr. Vander Linde will serve as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2027, and will serve on the Nominating and Corporate Governance Committee of the Board.

Mr. Vander Linde was nominated to the Board by EvomLux S.à r.l. (“Permira”) in accordance with that certain Amended & Restated Stockholders Agreement, dated as of October 26, 2021, by and among the Company and the stockholders named therein (“Stockholders Agreement”), which Stockholders Agreement is filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on December 9, 2021, and which is described under the caption “Stockholder Agreement” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024 (the “2024 Proxy”) and is incorporated herein by reference.

Mr. Vander Linde will be a non-compensated director and will therefore not receive any cash compensation or equity awards under the Company’s Outside Director Compensation Policy, which is described under the caption “Director Compensation” in the 2024 Proxy.

Except as previously disclosed with respect to Permira and its affiliated entities under the caption “Certain Relationships and Related Party Transactions” in the 2024 Proxy, there are no transactions between Mr. Vander Linde and the Company that would be reportable under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Vander Linde has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Item 7.01 Regulation FD Disclosure

On February 13, 2025, the Company posted supplemental investor materials on its investors.informatica.com website. The Company intends to use its investors.informatica.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	February 13, 2025	INFORMATICA INC.

		By:	/s/ MICHAEL MCLAUGHLIN
Michael McLaughlin
Executive Vice President and Chief Financial Officer (Principal Financial Officer)